UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11th, 2013

Commission File Number: 333-171637

Forever Zen Ltd.

(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

Applied For

(IRS Employer Identification No.)

E09 Calle Jacarandas, Urbanizacion Los Laureles, Escazu San Jose, Costa Rica

(Address of principal executive offices)

(866) 860-0707

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On November 11th, 2013, Pioneer Media Investments Co., Ltd. purchased 1,500,000 shares of restricted stock of Forever Zen Ltd., from Churyl Kylo and Hans Van Niekerk, representing 62% of the shares in the Company for $135,000.00 in cash.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 11th, 2013, Hans Van Niekerk resigned his official position as Director of the Corporation. On the same day, the shareholders of the Corporation voted Mr. Alan Chen as the new Director of the Corporation.

Mr. Chen, 59, has been the Chairman for the past decade of the Chunghwa United Holdings Group, a consortium of multi-media companies actively involved in cable TV, “5TV”, “NowNews”, TW-Airnet and other global media ventures.

ITEM 9.01 EXHIBITS

(d) Exhibits.

Exhibit # Description

10.1	Shareholder’s Resolution Appointing New Directors

10.2	Resignation of Hans Van Niekerk

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15th, 2013

FOREVER ZEN LTD.

By: /s/Alan Chen, Director

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